Exhibit 10.43

SECOND AMENDMENT
TO THE
2009 AMENDMENT AND RESTATEMENT
OF THE
SEMPRA ENERGY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Sempra Energy maintains the Sempra Energy Supplemental Executive Retirement Plan, as amended and restated, effective as of July 1, 2009 (the “Plan”).  In order to amend the Plan in certain respects, this Second Amendment to the Plan is hereby adopted, effective as of January 1, 2014.

The Plan is hereby amended, as follows:

1.

Section 1.1 of the Plan is hereby amended in its entirety to read as follows:

1.1

”Actuarial Equivalent” means equivalent value when computed using the applicable mortality table promulgated by the IRS under Code Section 417(e)(3) as in effect on the first day of the Plan Year and the applicable interest rate promulgated by the IRS under Code Section 417(e)(3) for the November preceding the first day of the Plan Year.  Notwithstanding the foregoing, effective January 1, 2014 equivalent value is computed using the applicable mortality table promulgated by the IRS under Code Section 417(e)(3) as in effect on the first day of the Plan Year and the 48-month average of the applicable interest rates promulgated by the IRS under Code Section 417(e)(3). For this purpose, the 48-month averaging period ends with the month of November preceding the first day of the Plan Year.  In determining such 48-month average, the applicable interest rates for months in 2009 in the average reflect a blend of 40% segment rates and 60% 30-year Treasury rate, months in 2010 in the average reflect a blend of 60% segment rates and 40% 30-year Treasury rate, and months in 2011 in the average reflect a blend of 80% segment rates and 20% 30-year Treasury rate.

2.

The first sentence of Section 3.1(a) of the Plan is hereby amended to read as follows:

(a)

is a lump sum using the actuarial interest and mortality assumptions in Section 1.1 based upon the single annuity value of the annual annuity with the annual annuity determined as follows:  the sum of the following percent of the total of the Participant’s Average Earnings and Average Bonus

3.

The first sentence of Section 3.1(b) of the Plan is hereby amended in its entirety to read as follows:

(b)

is the sum of the lump sum of the annual annuity determined under (i) using the actuarial interest and mortality assumptions in the Basic Pension Plan based on the single annuity value and the lump sum of the annual annuity determined under (ii) using the actuarial interest and mortality assumptions in Section 1.1 based on the single annuity value, where (i) and (ii) are as follows

4.

Section 4.2(b)(i) of the Plan is hereby amended to read as follows:

(i)

the benefits which would be paid to such Participant or on his behalf to his beneficiary(ies) under the Basic Pension Plan, and, if applicable, to the Participant, under subsection (a), if the provisions of such Plan were administered without regard to the covered compensation limitations under Section 401(a)(17) of the Code set forth in the Basic Pension Plan and using the actuarial interest and mortality assumptions in Section 1.1 (and, with respect to covered compensation paid or payable in plan years beginning on or after January 1, 2007, with a maximum compensation limit for each plan year of Two Million Dollars ($2,000,000)), over

5.

The second sentence of Section 4.3(a)(iii)(A) of the Plan is hereby amended to read as follows:

(A)

The amount of such optional annuity benefit with respect to such Participant’s Post-Section 409A Cash Balance Restoration Benefit under this Plan shall be computed as specified in Section 4.2 of this Plan with conversion from a straight life annuity to a joint and survivor annuity using the interest and mortality factors specified in the Basic Pension Plan.

6.

The second sentence of Section 4.3(b)(i) of the Plan is hereby amended to read as follows:

(i)

The amount of such optional benefit under this Plan shall be computed as specified in Section 4.2 of this Plan with conversion from a straight life annuity to a joint and survivor annuity using the interest and mortality factors specified in the Basic Pension Plan.

7.

The second sentence of Section 4.3(c)(i) of the Plan is hereby amended to read as follows:

(i)

The amount of such optional annuity benefit under this Plan shall be computed as specified in Section 4.2 of this Plan with conversion from a straight life annuity to a joint and survivor annuity using the interest and mortality factors specified in the Basic Pension Plan.

8.

Section 4.3(e)(i) of the Plan is hereby amended in its entirety to read as follows:

(i)

The death benefits payable to such Participant’s beneficiary(ies) under this subsection (e) shall be computed as specified in Section 4.2 of this Plan with conversion from a straight life annuity to a joint and survivor annuity using the actuarial factors specified in the Basic Pension Plan.

Executed at San Diego, California.

SEMPRA ENERGY
By:
Sr. Vice President and Chief Human Resources and Administrative Officer